Exhibit 99.(c)(1)
                                             Gleacher & Co., Inc.
                                             660 Madison Avenue
                                             New York, NY  10021



September 18, 1994


PERSONAL AND CONFIDENTIAL

Mr. David L. Sokol
Chairman, President,
 Chief Executive Officer
California Energy Company, Inc.
10831 Old Mill Road
Omaha, NE  68154

Dear David:

This letter will confirm that California Energy Company, Inc.
(the "Company") has engaged Gleacher & Co. Inc. ("Gleacher &
Co.") to act as financial advisor in connection with the possible acquisition of Magma Power Company ("Magma").

The Assignment

During the term of its engagement hereunder, Gleacher & Co. will act as lead Dealer Manager in connection with any offer and will provide the Company with financial advice and assistance in connection with the proposed transaction, including advice and assistance with respect to defining objectives, structuring and planning the transaction, performing valuation analysis, negotiating the transaction and conducting due diligence, as requested by the Company.

Gleacher & Co.'s compensation is as follows:

(a) A fee of $250,000 payable upon the public announcement of an offer to acquire at least 50.1% of the common stock of Magma;

(b) An additional fee of $500,000 payable 45 calendar days after the commencement of a tender or exchange offer, assuming the offer is outstanding at such time;

(c) A fee of $4,000,000 payable upon the completion of the direct or indirect acquisition by the Company, either alone or in partnership with another company, by merger,


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California Energy Company, Inc.
September 18, 1994
Page 2


     acquisition of securities, or otherwise, of 50.1% or more of the equity securities of Magma. Any fees payable in (a) and
     (b) above will be credited against such fee.

The Company also engages Gleacher & Co. (together with Lehman Brothers) to advise on arranging debt financing for the transaction. The Company will pay to Gleacher & Co. a fee equal to 0.25% of the principal amount of debt directly arranged by the Lehman Brothers and Gleacher & Co. team in the transaction.

Other Matters

In addition to any fees that may be payable to Gleacher & Co., the Company agrees to reimburse Gleacher & Co. for all reasonable travel and other reasonable out-of-pocket expenses incurred in connection with Gleacher & Co.'s engagement hereunder, including all reasonable fees and disbursements of Gleacher & Co.'s legal counsel and any other professional advisors.

Gleacher & Co. shall provide reasonable documentation with respect to out-of-pocket expenses and obtain the Company's approval before incurring significant costs in connection with attorneys and other professional advisors. Gleacher & Co. will consult with the Company before selecting attorneys and other professional advisors.

In connection with the foregoing and for no additional compensation, Gleacher & Co. will, upon request, render a fairness opinion, or opinions, which may be in such form as Gleacher & Co. shall determine and may be qualified in such a manner as Gleacher & Co. deems appropriate.

The Company recognizes and confirms that in advising the Company in completing its engagement hereunder, Gleacher & Co. will be using and relying on non-public data, material and other information furnished to Gleacher & Co. by the Company. It is understood that in performing this engagement Gleacher & Co. may reasonably rely upon any information so supplied without independent verification. Gleacher & Co. will hold in confidence all non-public information received from the Company and will not use such information in a manner adverse to the Company, or for any purpose not contemplated by this letter or otherwise required by law. Upon the Company's request, Gleacher & Co. will promptly return or destroy all such information and all copies thereof and will confirm to the Company in writing that Gleacher & Co. has complied with the requirements of this sentence.

The Company acknowledges that all advice given by Gleacher & Co.


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California Energy Company, Inc.
September 18, 1994
Page 3

in connection with its engagement hereunder is intended solely for the benefit and use of the management and Board of Directors of the Company in considering any transaction to which such advice relates and, except as may be required by applicable law, the Company agrees that no such advice shall be used for any other purpose or be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to Gleacher & Co. be made by or on behalf of the Company, in each case without Gleacher & Co.'s prior written consent which shall not be unreasonably withheld. The foregoing shall not prohibit the Company from disclosing any such advice or opinions to the extent such disclosure may be required by law, provided that the Company shall notify Gleacher & Co. prior to any such disclosure and, if time permits and Gleacher & Co. so desires, offer Gleacher & Co. an opportunity to comment on such disclosure and/or take appropriate steps to preserve the confidentiality of such matters.

The Company recognizes that Gleacher & Co. has been retained only by the Company and that its engagement is not deemed to be on behalf of and is not intended to confer rights upon any other shareholder of the Company, or any other person not a party hereto as against Gleacher & Co. or any of its affiliates, the respective limited and general partners, directors, officers, agents and employees of Gleacher & Co. or its affiliates or each other person, if any, controlling either of Gleacher & Co. or any of its affiliates. Unless otherwise expressly stated in writing by Gleacher & Co., no one other than the Company, is authorized to rely upon this engagement of Gleacher & Co. or any statements or conduct by Gleacher & Co.

In connection with matters described in this letter, the Company and Gleacher & Co. have entered into a separate letter agreement, dated the date hereof, providing for indemnification, contribution and reimbursement of Gleacher & Co. and certain other individuals and entities.

Any right to trial by jury with respect to any claim or action arising out of this agreement or conduct in connection with the engagement is hereby waived by the parties hereto and their affiliates. This agreement shall be deemed made in New York. This agreement and all controversies arising from or related to performance under this agreement shall be governed by the laws of the state of New York, without regard to such state's rules concerning conflicts of laws. All controversies arising from or related to performance under this agreement shall be adjudicated in State or Federal court within the State of New York.


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California Energy Company, Inc.
September 18, 1994
Page 4


Gleacher & Co. may assign its rights and obligations under this letter agreement to any partnership of which Gleacher & Co. is the general partner or to any other entity which succeeds to the business of Gleacher & Co. so long as Mr. Eric J. Gleacher is a partner or principal of the successor entity, in each case, without the consent of the Company. The Company shall not be obligated to pay Gleacher & Co. any additional fees pursuant to this agreement as a result of such assignment. The provisions of this agreement (including the attached letter agreement) shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and Gleacher & Co.

Gleacher & Co.'s services hereunder may be terminated with or without cause by the Company or by Gleacher & Co. at any time. Upon termination, this agreement shall have no further force or effect except that (i) any fees earned or payable pursuant to this letter agreement as of the date of termination and any out-of-pocket expenses incurred by Gleacher & Co. prior to the date of termination shall be paid or reimbursed in accordance with the terms of this agreement; (ii) in the case of termination by the Company, Gleacher & Co. shall be entitled to any fees that would otherwise be payable pursuant to this letter agreement for any acquisition of control transaction involving the Company and Magma Power effected within one year of such termination, and
(iii) the indemnity, contribution and other provisions as contained in the attached letter agreement shall continue to apply notwithstanding termination.

Gleacher & Co. is pleased to accept this engagement and looks forward to working with the Company on this important transaction. Please confirm that the foregoing is in accordance


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California Energy Company, Inc.
September 18, 1994
Page 5


with the Company's understanding by signing and returning to Gleacher & Co. the enclosed duplicate of this letter.

                                   Very truly yours,

                                   GLEACHER & CO.



                                   /s/ James Goodwin
                                   ------------------
                                   James Goodwin
                                   Managing Director

Accepted and Agreed to:

CALIFORNIA ENERGY COMPANY, INC.


By:   /s/ David L. Sokol
      ------------------
      David L. Sokol
      Chairman, President, Chief
       Executive Officer





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Gleacher & Co. Inc.
667 Madison Avenue
New York, New York  10021

Gentlemen:

In connection with the activities of Gleacher & Co. Inc. ("Gleacher & Co.") pursuant to a letter agreement, dated as of the date hereof, between California Energy Company, Inc. (The "Company") and Gleacher & Co., as the same may be amended from time to time, including without limitation any activities of Gleacher & Co. in connection with any transaction contemplated by such letter agreement, whether occurring before, at or after the date hereof, the Company agrees for a period of six years from the date of termination of Gleacher & Co.'s engagement hereunder, to indemnify and hold harmless Gleacher & Co. and its affiliates, the respective limited and general partners, directors, officers, agents and employees of Gleacher & Co. and its affiliates and each other person, if any, controlling Gleacher & Co. or any of its affiliates (hereinafter collectively referred to as the "indemnified parties"), to the full extent lawful, from and against any losses, damages, liabilities, expenses or claims (or actions in respect thereof, including, without limitation, shareholder and derivative actions) related to or otherwise arising out of such engagement or Gleacher & Co.'s role in connection therewith, relating to an action commenced within six years following the termination of Gleacher & Co.'s engagement and will undertake the legal defense of any indemnified party (with counsel, which may be outside counsel to the Company, reasonably acceptable to such indemnified party) and reimburse any indemnified party for all other reasonable expenses as they are incurred by any indemnified party in connection with investigating, preparing or defending any claim, action, proceeding or investigation, in connection with pending or threatened litigation to which any indemnified party is or may be made a party, arising in connection with or related to Gleacher & Co.'s engagement or Gleacher & Co.'s role in connection therewith. If, in the written opinion of counsel to any indemnified party, there is a significant potential for a conflict of interest between any of the indemnified parties and the Company, then the Company will pay the reasonable fees and expenses of one national and local separate counsel acting for all such indemnified parties. For any action commenced after three years from the date of termination of Gleacher & Co.'s engagement, Gleacher & Co. will contribute up to $500,000 to the costs of defending such action. The Company will not, however, be responsible for any losses, damages, liabilities, expenses or claims to the extent they are finally judicially determined to have resulted from any indemnified party's bad faith or gross negligence. The Company also agrees that no indemnified party


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Gleacher & Co. Inc.
September 23, 1994
Page 2



will have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company for or in connection with such engagement except to the extent that any such liability for losses, damages, liabilities, expenses or claims incurred by the Company result from such indemnified party's bad faith or gross negligence.

In the event that the foregoing indemnity is unavailable to any indemnified party for any reason or insufficient to hold any indemnified party harmless, then the Company agrees to contribute to any such losses, damages, liabilities, expenses, claims or actions and will do so in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by, and the relative fault of, the indemnified parties, on the one hand, and the Company and the Company's securityholders, on the other, as well as any other relevant equitable considerations, from any actual or proposed transaction. The Company and Gleacher & Co. agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

The Company agrees that it will not, without the prior written consent of Gleacher & Co., which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not Gleacher & Co. is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of Gleacher & Co. from all liability arising out of such claim, action, suit or proceeding unless the claims not released relate to the bad faith or gross negligence of any indemnified party.

The foregoing agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise, and shall be in addition to any liability which the Company may otherwise have. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim which is subject to this agreement is brought against Gleacher & Co. or the Company. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT IS WAIVED. Gleacher & Co. may assign its rights and obligations under this letter agreement to any partnership of which Gleacher & Co. is the general partner or to any other entity, of which Eric J. Gleacher is a partner or principal, which succeeds to the


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Gleacher & Co. Inc.
September 23, 1994
Page 3



business of Gleacher & Co., in each case, without the consent of the Company. This agreement shall remain in full force and effect following the completion or termination of Gleacher & Co.'s engagement and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any indemnified party.



Very truly yours,                  Accepted:

CALIFORNIA ENERGY COMPANY, INC.    GLEACHER & CO. INC.


By:   /s/David L. Sokol            By:   /s/James Goodwin
      -----------------                  ----------------


Date:  September 19, 1994          Date:  September 18, 1994
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